PROSPECTUS Dated January 24, 2001                   Pricing Supplement No. 59 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-47576
Dated January 24, 2001                                    Dated December 4, 2001
                                                                  Rule 424(b)(3)


                                  $35,000,000
                        Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                            -----------------------

                    Exchangeable Notes due December 30, 2009
                   Exchangeable for Shares of Common Stock of
                                 Citigroup Inc.

Beginning December 16, 2009, you will be able to exchange your notes for a number of shares of Citigroup common stock, subject to our right to call all of the notes on or after December 1, 2009.

o    The issue price of each note is $922.81, and the principal amount of each note is $1,000.

o If on any trading day prior to December 16, 2009 parity of the notes is equal to or greater than $1,502.04 (which is 200% of the initial parity of the notes), we will increase the level of principal protection for each note to $1,502.04. Parity on any trading day is the product of the then current exchange ratio and the closing price of Citigroup common stock on that trading day. We refer to this occurrence as a protection enhancement event.

o    We will not pay interest on the notes.

o Beginning December 16, 2009 and ending on the sixth scheduled trading day prior to maturity, you will have the right to exchange each note for a number of shares of Citigroup common stock equal to the lesser of the then applicable exchange ratio and the call price divided by the closing price of Citigroup common stock on the exchange date. The initial exchange ratio for each note is 15.92156 shares of Citigroup common stock. If a protection enhancement event occurs, the exchange ratio will be reduced to
     12.97753 (which is 81.50916% of the initial exchange ratio). If you exchange, we will have the right to deliver to you either the actual shares or the cash value of such shares.

o Unless we have called the notes, your notes will be subject to automatic exchange on the final exchange date. If a protection enhancement event has not occurred, your exchange right will be deemed exercised if parity on the final exchange date is greater than $1,000. If a protection enhancement event has occurred, your exchange right will be deemed exercised if parity on the final exchange date is greater than $1,502.04.

o Beginning December 1, 2009, we have the right to call all of the notes and pay to you the cash call price of $4,000 per note. If we decide to call the notes, we will give you notice at least 15 but no more than 30 days before the call date specified in the notice.

o If you hold the notes to maturity and we have not called the notes, we will pay $1,000 per note to you, unless a protection enhancement event has occurred. If, after a protection enhancement event has occurred, you hold the notes to maturity and we have not called the notes, we will pay $1,502.04 per note to you.

o Citigroup Inc. is not involved in this offering of the notes in any way and will have no obligation of any kind with respect to the notes.

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-6.

                            -----------------------

                                 PRICE 92.281%

                            -----------------------

                                                                     Proceeds to
                            Price to Public(1) Agent's Commissions   the Company
                            ---------------    -------------------   -----------
Per Note.................       92.281%               0.25%            92.031%
Total....................     $32,298,350            $87,500         $32,210,850
-------------------
(1) Plus accrued original issue discount, if any, from December 11, 2001.


                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

                                The Notes

Each note costs $922.81         We, Morgan Stanley Dean Witter & Co., are offering our
                                Exchangeable Notes due December 30, 2009, which you may
                                exchange for the common stock of Citigroup Inc. beginning on
                                December 16, 2009. We refer to the common stock of Citigroup
                                Inc. as Citigroup Stock. The issue price of each note is
                                $922.81. The principal amount of each note is $1,000, but we will increase the level of principal protection to $1,502.04 upon the occurrence of a protection enhancement event.

Payment at maturity             Unlike ordinary debt securities, the notes do not pay interest.
                                Instead, if you hold the notes to maturity and we have not called the notes, you will receive $1,000 per note if a
                                protection enhancement event has not occurred or $1,502.04 per note if a protection enhancement event has occurred.

Protection enhancement          If on any trading day prior to December 16, 2009, parity is equal
event                           to or greater than $1,502.04, a protection enhancement event will be deemed to have occurred.

                                With respect to any trading day, parity is an amount equal to the product of the then applicable exchange ratio and the
                                closing price of Citigroup Stock on such trading day.

                                Your Exchange Right

The initial exchange ratio      Beginning December 16, 2009, you may exchange each note for a
is 15.92156                     number of shares of Citigroup Stock equal to the lesser
                                of (i) the then applicable exchange ratio and (ii) the call price divided by the closing price of Citigroup Stock on the exchange date, unless we have called the notes. The initial exchange ratio is 15.92156 shares of Citigroup Stock per note.
                                Upon the occurrence of a protection enhancement event, the exchange ratio will be reduced to 12.97753 (which is 81.50916%
                                of the initial exchange ratio). Both the initial exchange ratio and the adjusted exchange ratio are subject to adjustment for certain corporate events relating to Citigroup Inc., which we refer to as Citigroup.

                                You may exchange your notes on any trading day beginning
                                December 16, 2009 and ending on the sixth scheduled trading day prior to maturity, which we refer to as the final exchange date. Although scheduled trading days may change prior to
                                maturity, we currently expect the available exchange dates to be December 16 through December 18, 2009 and December 21, 2009.

                                Unless we have called the notes, any notes not previously
                                exchanged by you will be subject to automatic exchange on the final exchange date. If a protection enhancement event has not occurred, your exchange right will be deemed exercised if
                                parity on the final exchange date is greater than $1,000. If a protection enhancement event has occurred, your exchange right will be deemed exercised if parity on the final exchange date is greater than $1,502.04.


                                              PS-3



                                When you exchange your notes, our affiliate Morgan Stanley &
                                Co. Incorporated or its successors, which we refer to as MS &
                                Co., acting as calculation agent, will determine the exact number of shares of Citigroup Stock you will receive based on the principal amount of the notes you exchange and the exchange ratio as it may have been adjusted through the exchange date;
                                provided that the market value of such shares on the exchange date will not exceed $4,000.

                                To exchange a note on any day, you must instruct your
                                broker or other person with whom you hold your notes to
                                take the following steps through normal clearing system
                                channels:

                                o  fill out an Official Notice of Exchange, which is attached as
                                   Annex A to this pricing supplement;

                                o  deliver your Official Notice of Exchange to us before 11:00
                                   a.m. (New York City time) on that day; and

                                o  deliver your note certificate to JPMorgan Chase Bank
                                   (formerly known as The Chase Manhattan Bank), as trustee for our senior notes, on the day we deliver your shares or pay cash to you, as described below.

                                If you give us your Official Notice of Exchange after 11:00
                                a.m. (New York City time) on any day or at any time on a day when the stock markets are closed, your notice will not become effective until the next day that the stock markets are open.

We can choose to pay to you     We will pay to you, at our option, on the third business day cash or Citigroup Stock if you  after you give us your Official Notice of Exchange (or on the
elect to exchange your notes    Maturity Date, in the case of an automatic exchange), either:

                                o  shares of Citigroup Stock, or

                                o  the cash value of such shares.

                                Our right to call the notes may affect your ability to exchange your notes.

Your return on the notes is     Beginning December 1, 2009, we have the right to call all of the
limited by our call right       notes for the cash call price of $4,000 per note. If we call the notes, we will do the following:

                                o  send a notice announcing that we have decided to call the notes; and

                                o  specify in the notice a call date when you will receive payment in exchange for delivering your notes to the trustee;
                                   that call date will not be less than 15 or more than 30 days after the date of the notice.

Citigroup Stock is              The last reported sales price of Citigroup Stock on the New York
currently $47.83 per share      Stock Exchange on the date of this pricing supplement was $47.83.
                                You can review the historical prices of Citigroup Stock in the section of this pricing supplement called "Description of
                                Notes--Historical Information."


                                              PS-4


MS & Co. will be the            We have appointed our affiliate MS & Co. to act as calculation
calculation agent               agent for JPMorgan Chase Bank (formerly known as The Chase
                                Manhattan Bank), the trustee for our senior notes. As
                                calculation agent, MS & Co. will determine the exchange ratio and whether a protection enhancement event has occurred and will calculate the number of shares of Citigroup Stock or the amount of cash that you receive if you exercise your exchange right or if we call the notes. As calculation agent, MS & Co.
                                will also adjust the exchange ratio for certain corporate
                                events that could affect the price of Citigroup Stock and that we describe in the section of this pricing supplement called
                                "Description of Notes--Antidilution Adjustments."

No affiliation with             Citigroup is not an affiliate of ours and is not involved with
Citigroup                       this offering in any way.  The notes are obligations of Morgan
                                Stanley Dean Witter & Co. and not of Citigroup.

Where you can find more         The notes are senior notes issued as part of our Series C medium-
information on the notes        term note program. You can find a general description of our
                                Series C medium-term note program in the accompanying
                                prospectus supplement dated January 24, 2001. We describe the basic features of this type of note in the sections called
                                "Description of Notes--Fixed Rate Notes" and "--Exchangeable
                                Notes."

                                Because this is a summary, it does not contain all of
                                the information that may be important to you, including the specific requirements for the exercise of your exchange right and of our call right. You should read the section of this pricing supplement called "Description of Notes" for a detailed description of the terms of the notes. You should also read about some of the risks involved in investing in the notes in the section of this pricing supplement called "Risk Factors."
                                We urge you to consult with your investment, legal, tax,
                                accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us                 You may contact us at our principal executive offices at 1585
                                Broadway, New York, New York 10036 (telephone number (212)
                                761-4000).


                                              PS-5

                                          RISK FACTORS

     The notes are not secured debt, do not pay interest and are riskier than ordinary debt securities. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.


Notes may not be                The notes will not be listed on an organized securities exchange.
actively traded                 There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough
                                liquidity to allow you to trade or sell the notes easily. MS &
                                Co. currently intends to act as a market maker for the notes, but it is not required to do so.

Market price of notes           Several factors, many of which are beyond our control, will
influenced by many              influence the value of the notes, including:
unpredictable factors
                                o  the market price of Citigroup Stock

                                o  the volatility (frequency and magnitude of changes in price)
                                   of Citigroup Stock

                                o  the dividend rate on Citigroup Stock

                                o  economic, financial, political, regulatory or judicial events that affect stock markets generally and which may affect the market price of Citigroup Stock

                                o  interest and yield rates in the market

                                o whether or not a protection enhancement event has occurred

                                o  the time remaining until (1) you can exchange your notes for
                                   Citigroup Stock, (2) we can call the notes and (3) the notes mature

                                o  our creditworthiness

                                These factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the issue price if the market price of Citigroup Stock is at, below or not sufficiently above the price of Citigroup Stock at
                                pricing.

                                You cannot predict the future performance of Citigroup
                                Stock based on its historical performance.

Exchange ratio will be          If, on any trading day prior to December 16, 2009, the parity
adjusted downward upon          value of the notes is equal to or greater than $1,502.04, a
the occurrence of a             protection enhancement event will occur and we will increase the
protection enhancement          principal protection for each note to $1,502.04. However, the
event                           exchange ratio will also be adjusted downward upon the occurrence of a protection enhancement event to 12.97753 (which is
                                81.50916% of the initial exchange ratio). As a result of this downward adjustment, you will not participate in further
                                increases in the value of Citigroup Stock after a protection enhancement event occurs unless and until the market price of
                                Citigroup Stock increases 22.69% above the market price
                                required to trigger the protection enhancement event.

Your appreciation potential     The appreciation potential of the notes is limited by our call
is limited by our call right    right. The payout you will receive per note in the event that we exercise our call right will be the


                                              PS-6


                                call price of $4,000 in cash. We may call the notes at any time on or after December 1, 2009, including on the maturity date.
                                If we call the notes, you will not have the right to exchange your notes for Citigroup Stock on any exchange date. In
                                addition, if we do not call the notes, the number of shares of
                                Citigroup Stock that you will be entitled to receive per note on any exchange date will be no more than a number of shares with a market value on that exchange date equal to the call price of $4,000. Because we have the right to call your notes at any time on or after December 1, 2009, you should not expect to receive a payout of stock or cash worth more than the call price of $4,000.

No affiliation with             We are not affiliated with Citigroup.  Although we do not have
Citigroup                       any non-public information about Citigroup as of the date of this pricing supplement, we or our subsidiaries may presently or from time to time engage in business with Citigroup, including extending loans to, or making equity investments in, Citigroup or providing advisory services to Citigroup, including merger and acquisition advisory services. In the course of our
                                business, we or our affiliates may acquire non-public
                                information about Citigroup. Moreover, we have no ability to control or predict the actions of Citigroup, including any corporate actions of the type that would require the
                                calculation agent to adjust the exchange ratio. We or our
                                affiliates from time to time have published and in the future may publish research reports with respect to Citigroup. These research reports may or may not recommend that investors buy or hold Citigroup Stock. Citigroup is not involved in the offering of the notes in any way and has no obligation to consider your interest as an owner of these notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to Citigroup.

You have no                     As an owner of notes, you will not have voting rights or the right
shareholder rights              to receive dividends or other distributions or any other rights with respect to Citigroup Stock.

The antidilution adjustments    MS & Co., as calculation agent, will adjust the exchange ratio for
we are required to make do      certain events affecting Citigroup Stock, such as stock splits and
not cover every corporate       stock dividends, and certain other corporate actions involving
event that can affect           Citigroup, such as mergers. However, the calculation agent is not
Citigroup Stock                 required to make an adjustment for every corporate event that can affect Citigroup Stock. For example, the calculation agent is not required to make any adjustments if Citigroup or anyone else makes a partial tender offer or a partial exchange offer for Citigroup Stock. If an event occurs that does not require the calculation agent to adjust the exchange ratio, the market price of the notes may be materially and adversely affected. In addition, the calculation agent may, but is not required to, make adjustments for corporate events that can affect Citigroup
                                Stock other than those contemplated in this pricing supplement.
                                Such adjustments will be made to reflect the consequences of those corporate events but not with the aim of changing
                                relative investment risk. The determination by the calculation agent to adjust, or not to adjust, the exchange ratio may
                                materially and adversely affect the market price of the notes.


                                              PS-7


Adverse economic interests      As calculation agent, our affiliate MS & Co. will calculate how
of the calculation agent and    many shares of Citigroup Stock or the equivalent cash amount
its affiliates may influence    you will receive in exchange for your notes and what adjustments
determinations                  should be made to the exchange ratio to reflect certain corporate and other events. We expect that MS & Co. and other affiliates will carry out hedging activities related to the notes (and possibly to other instruments linked to Citigroup Stock),
                                including trading in Citigroup Stock as well as in other
                                instruments related to Citigroup Stock. Any of these hedging activities and MS & Co.'s affiliation with us could influence
                                MS & Co.'s determinations as calculation agent, including with respect to adjustments to the exchange ratio, and, accordingly, the amount of stock or cash that you receive when you exchange the notes or when we call the notes. In addition, we or our subsidiaries may issue other securities linked to Citigroup
                                Stock. MS & Co. and some of our other subsidiaries also trade in Citigroup Stock and other financial instruments related to
                                Citigroup Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these trading
                                activities could potentially affect the price of Citigroup
                                Stock and, accordingly, the value of the Citigroup Stock or the amount of cash you will receive upon exchange or redemption.

Tax treatment                   You should also consider the tax consequences of investing in the notes. If you are a U.S. taxable investor, you will be subject to annual income tax based on the comparable yield of the notes even though you will not receive any interest payments on the notes. In addition, any gain recognized by U.S. taxable
                                investors on the sale, exchange or retirement of the notes will be treated as ordinary income. Please read carefully the
                                section of this pricing supplement called "Description of
                                Notes--United States Federal Income Taxation" and the section called "United States Federal Taxation--Notes--Optionally
                                Exchangeable Notes" in the accompanying prospectus supplement.





                                              PS-8



                                      DESCRIPTION OF NOTES

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "Note" refers to each $1,000 principal amount of our
Exchangeable Notes due December 30, 2009 (Exchangeable for Shares of Common Stock of Citigroup
Inc.). In this pricing supplement, the terms "Morgan Stanley," "we," "us" and "our" refer to
Morgan Stanley Dean Witter & Co.

Aggregate Principal Amount............  $35,000,000

Maturity Date.........................  December 30, 2009

Specified Currency....................  U.S. Dollars

Issue Price...........................  92.281%

Principal Amount per Note.............  $1,000

Adjusted Principal-Protection
Amount per Note ......................  $1,502.04.  If a Protection Enhancement Event (as defined below) occurs prior to December 16, 2009, we will pay,
                                        instead of the Principal Amount per Note, the Adjusted
                                        Principal-Protection Amount per Note at maturity,
                                        unless you have exercised the Exchange Right (or it has
                                        been deemed exercised) or we have exercised the Morgan
                                        Stanley Call Right.

Original Issue Date (Settlement Date).  December 11, 2001

CUSIP.................................  617446GY9

Minimum Denominations.................  $1,000

Exchange Right........................  On any Exchange Date (as defined below), you will be entitled, upon your completion and delivery to us and
                                        the Calculation Agent of an Official Notice of Exchange
                                        (in the form of Annex A attached hereto) prior to 11:00
                                        a.m. (New York City time) on such date, to exchange
                                        each Note for a number of shares of Citigroup Stock
                                        equal to the lesser of (i) the Exchange Ratio (as
                                        defined below) and (ii) the Call Price Exchange Ratio
                                        (as defined below).

                                        Any note not previously exchanged by you will be
                                        subject to automatic exchange on the Final Exchange
                                        Date (as defined below). If a Protection Enhancement
                                        Event has not occurred, your Exchange Right will be
                                        deemed exercised if Parity on the Final Exchange Date
                                        is greater than the Principal Amount per Note. If a
                                        Protection Enhancement Event has occurred, your
                                        Exchange Right will be deemed exercised if Parity on
                                        the Final Exchange Date is greater than the Adjusted
                                        Principal-Protection Amount per Note.

                                        You will not, however, be entitled to exchange your
                                        Notes, nor will your Notes be subject to automatic
                                        exchange, if we have previously called the Notes for
                                        the Call Price as described under "--Morgan Stanley
                                        Call Right" below.


                                              PS-9


                                        Upon any such exchange, we may, at our sole option,
                                        either deliver the shares of Citigroup Stock due or pay
                                        an amount in cash equal to the lesser of (i) the Call
                                        Price and (ii) the product of the Exchange Ratio times
                                        the Market Price (as defined below) of Citigroup Stock
                                        on the Exchange Date, as determined by the Calculation
                                        Agent, in lieu of such Citigroup Stock.

                                        Such delivery or payment will be scheduled to be made
                                        on the third business day after the Exchange Date (or
                                        on the Maturity Date if your Notes are automatically
                                        exchanged), upon delivery of your Notes to the Trustee.
                                        We refer to the third business day after the Exchange
                                        Date, or, if later, the day on which you actually
                                        deliver your Notes to the Trustee and fulfill all the
                                        conditions of your exchange, as the "Exchange
                                        Settlement Date."

                                        We will, or will cause the Calculation Agent to,
                                        deliver such shares of Citigroup Stock or cash to the
                                        Trustee for delivery to you.

No Fractional Shares .................  If upon any exchange of the Notes we deliver shares of
                                        Citigroup Stock, we will pay cash in lieu of delivering
                                        any fractional share of Citigroup Stock in an amount
                                        equal to the corresponding fractional Market Price of
                                        Citigroup Stock as determined by the Calculation Agent
                                        on the second Trading Day prior to the applicable
                                        Exchange Settlement Date (or the Maturity Date, in the
                                        case of an automatic exchange).

Protection Enhancement Event .........  If on any Trading Day prior to December 16, 2009, Parity
                                        (as defined below) is equal to or greater than
                                        $1,502.04, then a Protection Enhancement Event will be
                                        deemed to have occurred on that Trading Day.

Parity................................  With respect to any Trading Day, an amount equal to the product of the Exchange Ratio and the Market Price of
                                        Citigroup Stock (and any other Exchange Property) on
                                        such Trading Day.

Exchange Ratio........................  The Initial Exchange Ratio or the Adjusted Exchange Ratio,
                                        as applicable. The Exchange Ratio on any day shall be
                                        the Initial Exchange Ratio, except that if a Protection
                                        Enhancement Event has occurred prior to such day, the
                                        Exchange Ratio on such day shall be the Adjusted
                                        Exchange Ratio.

Initial Exchange Ratio ...............  15.92156, subject to adjustment for certain corporate events relating to Citigroup. See "--Antidilution
                                        Adjustments" below.

Adjusted Exchange Ratio ..............  12.97753, subject to adjustment for certain corporate events relating to Citigroup. See "--Antidilution
                                        Adjustments" below.

Call Price Exchange Ratio.............  The Call Price Exchange Ratio for any Exchange Date is
                                        equal to the quotient of the Call Price divided by the
                                        Market Price of Citigroup Stock on such Exchange Date.
                                        If the Notes are automatically exchanged for Citigroup
                                        Stock at the Call Price Exchange Ratio, the Call Price
                                        Exchange Ratio, once determined, will be subject to
                                        adjustment for certain corporate events relating


                                             PS-10


                                        to Citigroup until the close of business on the third
                                        Trading Day prior to the Maturity Date. See
                                        "--Antidilution Adjustments" below.

Exchange Date.........................  Any Trading Day on which you satisfy the conditions to exchange your Notes as described under "Exchange Right"
                                        above during the period beginning December 16, 2009 and
                                        ending on the Final Exchange Date; provided that no
                                        Exchange Date will occur if we exercise the Morgan
                                        Stanley Call Right.

Final Exchange Date ..................  The sixth scheduled Trading Day prior to the Maturity Date;
                                        provided that if such day is not a Trading Day (whether
                                        due to a Market Disruption Event or otherwise), the
                                        Final Exchange Date will be the next succeeding Trading
                                        Day; provided further that the Final Exchange Date will
                                        not be later than the third scheduled Trading Day prior
                                        to the Maturity Date and such third scheduled Trading
                                        Day prior to the Maturity Date will be deemed to be a
                                        Trading Day.

Morgan Stanley Call Right ............  On or after December 1, 2009, we may call the Notes, in whole but not in part, and pay to you the Call Price in
                                        cash.

                                        If we call the Notes, the Call Price will be delivered
                                        to you on the Call Date fixed by us and set forth in
                                        our notice of mandatory exchange, upon delivery of your
                                        Notes to the Trustee. We will, or will cause the
                                        Calculation Agent to, deliver such cash to the Trustee
                                        for delivery to you.

Morgan Stanley Notice Date............  The scheduled Trading Day on which we issue our notice of mandatory exchange, which must be at least 15 but no
                                        more than 30 days prior to the Call Date.

Call Date.............................  The scheduled Trading Day on or after December 1, 2009 specified by us in our notice of mandatory exchange on
                                        which we will pay the Call Price to holders of the
                                        Notes.

Call Price............................  $4,000 per Note.

Market Price..........................  If Citigroup Stock (or any other security for which a
                                        Market Price must be determined) is listed on a
                                        national securities exchange, is a security of the
                                        Nasdaq National Market or is included in the OTC
                                        Bulletin Board Service ("OTC Bulletin Board") operated
                                        by the National Association of Securities Dealers, Inc.
                                        (the "NASD"), the Market Price for one share of
                                        Citigroup Stock (or one unit of any such other
                                        security) on any Trading Day means (i) the last
                                        reported sale price, regular way, of the principal
                                        trading session on such day on the principal United
                                        States securities exchange registered under the
                                        Securities Exchange Act of 1934, as amended (the
                                        "Exchange Act"), on which Citigroup Stock (or any such
                                        other security) is listed or admitted to trading (which
                                        may be the Nasdaq National Market if it is then a
                                        national securities exchange) or (ii) if not listed or
                                        admitted to trading on any such securities exchange or
                                        if such last reported sale price is not obtainable
                                        (even if Citigroup


                                             PS-11


                                        Stock (or such other security) is listed or admitted to
                                        trading on such securities exchange), the last reported
                                        sale price of the principal trading session on the
                                        over-the-counter market as reported on the Nasdaq
                                        National Market (if it is not then a national
                                        securities exchange) or OTC Bulletin Board on such day.
                                        If the last reported sale price of the principal
                                        trading session is not available pursuant to clause (i)
                                        or (ii) of the preceding sentence because of a Market
                                        Disruption Event or otherwise, the Market Price for any
                                        Trading Day shall be the mean, as determined by the
                                        Calculation Agent, of the bid prices for Citigroup
                                        Stock (or any such other security) obtained from as
                                        many dealers in such security, but not exceeding three,
                                        as will make such bid prices available to the
                                        Calculation Agent. Bids of MS & Co. or any of its
                                        affiliates may be included in the calculation of such
                                        mean, but only to the extent that any such bid is the
                                        highest of the bids obtained. A "security of the Nasdaq
                                        National Market" shall include a security included in
                                        any successor to such system and the term "OTC Bulletin
                                        Board Service" shall include any successor service
                                        thereto.

Trading Day...........................  A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock
                                        Exchange, Inc. ("NYSE"), the AMEX, the Nasdaq National
                                        Market, the Chicago Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the over-the-counter
                                        market for equity securities in the United States and
                                        on which a Market Disruption Event has not occurred.

Book Entry Note or Certificated Note..  Book Entry, DTC

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as The Chase Manhattan
                                        Bank)

Agent for this Underwritten
Offering of Notes.....................  MS & Co.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the Calculation Agent will
                                        be at the sole discretion of the Calculation Agent and
                                        will, in the absence of manifest error, be conclusive
                                        for all purposes and binding on you and on us.

                                        Because the Calculation Agent is our affiliate, the
                                        economic interests of the Calculation Agent and its
                                        affiliates may be adverse to your interests as an owner
                                        of the Notes, including with respect to certain
                                        determinations and judgments that the Calculation Agent
                                        must make in making adjustments to the Exchange Ratio
                                        or other antidilution adjustments or determining the
                                        Market Price or whether a Protection Enhancement Event
                                        or a Market Disruption Event has occurred. See
                                        "--Antidilution Adjustments" and


                                             PS-12



                                        "--Market Disruption Event" below. MS & Co. is obligated
                                        to carry out its duties and functions as Calculation
                                        Agent in good faith and using its reasonable judgment.

Antidilution Adjustments..............  The Initial Exchange Ratio, the Adjusted Exchange Ratio
                                        and the Call Price Exchange Ratio (to the extent that
                                        shares equal to the Call Price Exchange Ratio are to be
                                        delivered with respect to any Exchange Date), each
                                        referred to as the Exchange Ratio below, will be
                                        adjusted as follows:

                                        1. If Citigroup Stock is subject to a stock split or
                                        reverse stock split, then once such split has become
                                        effective, the Exchange Ratio will be adjusted to equal
                                        the product of the prior Exchange Ratio and the number
                                        of shares issued in such stock split or reverse stock
                                        split with respect to one share of Citigroup Stock.

                                        2. If Citigroup Stock is subject (i) to a stock dividend
                                        (issuance of additional shares of Citigroup Stock) that
                                        is given ratably to all holders of shares of Citigroup
                                        Stock or (ii) to a distribution of Citigroup Stock as a
                                        result of the triggering of any provision of the
                                        corporate charter of Citigroup, then once the dividend
                                        has become effective and Citigroup Stock is trading
                                        ex-dividend, the Exchange Ratio will be adjusted so
                                        that the new Exchange Ratio shall equal the prior
                                        Exchange Ratio plus the product of (i) the number of
                                        shares issued with respect to one share of Citigroup
                                        Stock and (ii) the prior Exchange Ratio.

                                        3. There will be no adjustments to the Exchange Ratio
                                        to reflect cash dividends or other distributions paid
                                        with respect to Citigroup Stock other than
                                        distributions described in paragraph 6 below and
                                        Extraordinary Dividends as described below. A cash
                                        dividend or other distribution with respect to
                                        Citigroup Stock will be deemed to be an "Extraordinary
                                        Dividend" if such dividend or other distribution
                                        exceeds the immediately preceding non-Extraordinary
                                        Dividend for Citigroup Stock (as adjusted for any
                                        subsequent corporate event requiring an adjustment
                                        hereunder, such as a stock split or reverse stock
                                        split) by an amount equal to at least 10% of the Market
                                        Price of Citigroup Stock on the Trading Day preceding
                                        the ex-dividend date for the payment of such
                                        Extraordinary Dividend (the "ex-dividend date"). If an
                                        Extraordinary Dividend occurs with respect to Citigroup
                                        Stock, the Exchange Ratio with respect to Citigroup
                                        Stock will be adjusted on the ex-dividend date with
                                        respect to such Extraordinary Dividend so that the new
                                        Exchange Ratio will equal the product of (i) the then
                                        current Exchange Ratio and (ii) a fraction, the
                                        numerator of which is the Market Price on the Trading
                                        Day preceding the ex-dividend date, and the denominator
                                        of which is the amount by which the Market Price on the
                                        Trading Day preceding the ex-dividend date exceeds the
                                        Extraordinary Dividend Amount. The "Extraordinary
                                        Dividend Amount" with respect to an Extraordinary
                                        Dividend for Citigroup Stock will equal (i) in the case
                                        of cash dividends or other distributions that
                                        constitute quarterly dividends, the amount per share of
                                        such Extraordinary Dividend minus the amount per share


                                     PS-13


                                        of the immediately preceding non-Extraordinary Dividend
                                        for Citigroup Stock or (ii) in the case of cash
                                        dividends or other distributions that do not constitute
                                        quarterly dividends, the amount per share of such
                                        Extraordinary Dividend. To the extent an Extraordinary
                                        Dividend is not paid in cash, the value of the non-
                                        cash component will be determined by the Calculation
                                        Agent, whose determination shall be conclusive. A
                                        distribution on the Citigroup Stock described in
                                        paragraph 6 below that also constitutes an
                                        Extraordinary Dividend shall only cause an adjustment
                                        to the Exchange Ratio pursuant to paragraph 6.

                                        4. If Citigroup is being liquidated or is subject to a
                                        proceeding under any applicable bankruptcy, insolvency
                                        or other similar law, the Notes will continue to be
                                        exchangeable into Citigroup Stock so long as a Market
                                        Price for Citigroup Stock is available. If a Market
                                        Price is no longer available for Citigroup Stock for
                                        whatever reason, including the liquidation of Citigroup
                                        or the subjection of Citigroup to a proceeding under
                                        any applicable bankruptcy, insolvency or other similar
                                        law, then the value of Citigroup Stock will equal zero
                                        for so long as no Market Price is available.

                                        5. If there occurs any reclassification or change of
                                        Citigroup Stock, including, without limitation, as a
                                        result of the issuance of tracking stock by Citigroup,
                                        or if Citigroup has been subject to a merger,
                                        combination or consolidation and is not the surviving
                                        entity, or if there occurs a sale or conveyance to
                                        another corporation of the property and assets of
                                        Citigroup as an entirety or substantially as an
                                        entirety, in each case as a result of which the holders
                                        of Citigroup Stock shall be entitled to receive stock,
                                        other securities or other property or assets
                                        (including, without limitation, cash or other classes
                                        of stock of Citigroup) ("Exchange Property") with
                                        respect to or in exchange for such Citigroup Stock,
                                        then the holders of the Notes then outstanding will be
                                        entitled thereafter to exchange such Notes into the
                                        kind and amount of Exchange Property that they would
                                        have owned or been entitled to receive upon such
                                        reclassification, change, merger, combination,
                                        consolidation, sale or conveyance had such holders
                                        exchanged such Notes at the then current Exchange Ratio
                                        for Citigroup Stock immediately prior to any such
                                        corporate event, but without interest thereon. At such
                                        time, no adjustment will be made to the Exchange Ratio.
                                        In the event the Exchange Property consists of
                                        securities, those securities will, in turn, be subject
                                        to the antidilution adjustments set forth in paragraphs
                                        1 through 6.

                                        6. If Citigroup issues to all of its shareholders
                                        equity securities of an issuer other than Citigroup
                                        (other than in a transaction described in paragraph 5
                                        above), then the holders of the Notes then outstanding
                                        will be entitled to receive such new equity securities
                                        upon exchange of such Notes. The Exchange Ratio for
                                        such new equity securities will equal the product of
                                        the Exchange Ratio in effect for Citigroup Stock at the
                                        time of the issuance of such new


                                     PS-14


                                        equity securities times the number of shares of the new
                                        equity securities issued with respect to one share of
                                        Citigroup Stock.

                                        7. No adjustments to the Exchange Ratio will be
                                        required other than those specified above. The
                                        adjustments specified above do not cover all of the
                                        events that could affect the Market Price of Citigroup
                                        Stock, including, without limitation, a partial tender
                                        or exchange offer for Citigroup Stock. The Calculation
                                        Agent may, in its sole discretion, make additional
                                        changes to the Exchange Ratio upon the occurrence of
                                        corporate or other similar events that affect or could
                                        potentially affect market prices of, or shareholders'
                                        rights in, Citigroup Stock (or other Exchange
                                        Property), but only to reflect such changes, and not
                                        with the aim of changing relative investment risk.

                                        No adjustment to the Exchange Ratio will be required
                                        unless such adjustment would require a change of at
                                        least 0.1% in the Exchange Ratio then in effect. The
                                        Exchange Ratio resulting from any of the adjustments
                                        specified above will be rounded to the nearest
                                        ten-thousandth, with five one hundred-thousandths
                                        rounded upward.

                                        The Calculation Agent shall be solely responsible for
                                        the determination and calculation of any adjustments to
                                        the Exchange Ratio and of any related determinations
                                        and calculations with respect to any distributions of
                                        stock, other securities or other property or assets
                                        (including cash) in connection with any corporate event
                                        described in paragraph 5 or 6 above, and its
                                        determinations and calculations with respect thereto
                                        shall be conclusive in the absence of manifest error.

                                        The Calculation Agent will provide information as to
                                        any adjustments to the Exchange Ratio upon written
                                        request by any holder of the Notes.

                                        If you exercise your Exchange Right (or it has been
                                        deemed exercised), the Calculation Agent will make such
                                        adjustments until the close of business on the Exchange
                                        Date (or on the third Trading Day prior to the Maturity
                                        Date if your Notes are automatically exchanged).

Market Disruption Event...............  "Market Disruption Event" means, with respect to
                                        Citigroup Stock:

                                          (i) a suspension, absence or material limitation of
                                          trading of Citigroup Stock on the primary market for
                                          Citigroup Stock for more than two hours of trading or
                                          during the one-half hour period preceding the close of
                                          the principal trading session in such market; or a
                                          breakdown or failure in the price and trade reporting
                                          systems of the primary market for Citigroup Stock as a
                                          result of which the reported trading prices for
                                          Citigroup Stock during the last one-half hour preceding
                                          the close of the principal trading session in such
                                          market are materially inaccurate; or the suspension,
                                          absence or material limitation of


                                             PS-15


                                          trading on the primary market for trading in options
                                          contracts related to Citigroup Stock, if available,
                                          during the one-half hour period preceding the close of
                                          the principal trading session in the applicable market,
                                          in each case as determined by the Calculation Agent in
                                          its sole discretion; and

                                          (ii) a determination by the Calculation Agent in its
                                          sole discretion that any event described in clause (i)
                                          above materially interfered with the ability of Morgan
                                          Stanley or any of its affiliates to unwind or adjust
                                          all or a material portion of the hedge with respect to
                                          the Notes.

                                        For purposes of determining whether a Market Disruption
                                        Event has occurred: (1) a limitation on the hours or
                                        number of days of trading will not constitute a Market
                                        Disruption Event if it results from an announced change
                                        in the regular business hours of the relevant exchange,
                                        (2) a decision to permanently discontinue trading in
                                        the relevant options contract will not constitute a
                                        Market Disruption Event, (3) limitations pursuant to
                                        NYSE Rule 80A (or any applicable rule or regulation
                                        enacted or promulgated by the NYSE, any other
                                        self-regulatory organization or the Securities and
                                        Exchange Commission of scope similar to NYSE Rule 80A
                                        as determined by the Calculation Agent) on trading
                                        during significant market fluctuations shall constitute
                                        a suspension, absence or material limitation of
                                        trading, (4) a suspension of trading in options
                                        contracts on Citigroup Stock by the primary securities
                                        market trading in such options, if available, by reason
                                        of (x) a price change exceeding limits set by such
                                        securities exchange or market, (y) an imbalance of
                                        orders relating to such contracts or (z) a disparity in
                                        bid and ask quotes relating to such contracts will
                                        constitute a suspension, absence or material limitation
                                        of trading in options contracts related to Citigroup
                                        Stock and (5) a suspension, absence or material
                                        limitation of trading on the primary securities market
                                        on which options contracts related to Citigroup Stock
                                        are traded will not include any time when such
                                        securities market is itself closed for trading under
                                        ordinary circumstances.

Alternate Exchange Calculation
in case of an Event of Default........  In case an event of default with respect to the Notes shall have occurred and be continuing, the amount
                                        declared due and payable per Note upon any acceleration
                                        of any Note shall be determined by MS & Co., as
                                        Calculation Agent, and shall be equal to the Issue
                                        Price plus the portion of original issue discount that
                                        has accrued from the Original Issue Date to the date of
                                        acceleration at a rate of 1% per annum, calculated by
                                        the Calculation Agent on a semi- annual bond-equivalent
                                        basis; provided that if a Protection Enhancement Event
                                        has occurred prior to the date of acceleration, the
                                        amount declared due and payable upon any such
                                        acceleration shall be equal to the Adjusted
                                        Principal-Protection Amount per Note; provided further
                                        that if the holder of a Note has submitted an Official
                                        Notice of Exchange to us in accordance with the
                                        Exchange Right, the amount declared due and payable
                                        upon any such acceleration shall be an amount in cash
                                        per Note exchanged equal


                                             PS-16


                                        to the lesser of (i) the Exchange Ratio times the
                                        Market Price of Citigroup Stock (and any other Exchange
                                        Property), determined by the Calculation Agent as of
                                        the Exchange Date, and (ii) the Call Price; provided
                                        further that if we have called the Notes for the Call
                                        Price, in accordance with the Morgan Stanley Call
                                        Right, the amount declared due and payable upon any
                                        such acceleration shall be an amount in cash per Note
                                        equal to the Call Price. See "--Call Price" above.

Citigroup Stock;
Public Information....................  Citigroup Inc. is a diversified financial holding company whose businesses provide a range of financial services
                                        to consumer and corporate customers. Citigroup Stock is
                                        registered under the Exchange Act. Companies with
                                        securities registered under the Exchange Act are
                                        required to file periodically certain financial and
                                        other information specified by the Securities and
                                        Exchange Commission (the "Commission"). Information
                                        provided to or filed with the Commission can be
                                        inspected and copied at the public reference facilities
                                        maintained by the Commission at Room 1024, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549, and copies of
                                        such material can be obtained from the Public Reference
                                        Section of the Commission, 450 Fifth Street, N.W.,
                                        Washington, D.C. 20549, at prescribed rates. In
                                        addition, information provided to or filed with the
                                        Commission electronically can be accessed through a
                                        website maintained by the Commission. The address of
                                        the Commission's website is http://www.sec.gov.
                                        Information provided to or filed with the Commission by
                                        Citigroup pursuant to the Exchange Act can be located
                                        by reference to Commission file number 1-9924. In
                                        addition, information regarding Citigroup may be
                                        obtained from other sources including, but not limited
                                        to, press releases, newspaper articles and other
                                        publicly disseminated documents. We make no
                                        representation or warranty as to the accuracy or
                                        completeness of such information.

                                        This pricing supplement relates only to the Notes
                                        offered hereby and does not relate to Citigroup Stock
                                        or other securities of Citigroup. We have derived all
                                        disclosures contained in this pricing supplement
                                        regarding Citigroup from the publicly available
                                        documents described in the preceding paragraph. Neither
                                        we nor the Agent has participated in the preparation of
                                        such documents or made any due diligence inquiry with
                                        respect to Citigroup in connection with the offering of
                                        the Notes. Neither we nor the Agent makes any
                                        representation that such publicly available documents
                                        are or any other publicly available information
                                        regarding Citigroup is accurate or complete.
                                        Furthermore, we cannot give any assurance that all
                                        events occurring prior to the date hereof (including
                                        events that would affect the accuracy or completeness
                                        of the publicly available documents described in the
                                        preceding paragraph) that would affect the trading
                                        price of Citigroup Stock (and therefore the Exchange
                                        Ratio) have been publicly disclosed. Subsequent
                                        disclosure of any such events or the disclosure of or
                                        failure to disclose material future


                                             PS-17


                                        events concerning Citigroup could affect the value
                                        received on any Exchange Date with respect to the Notes
                                        and therefore the trading prices of the Notes.

                                        Neither we nor any of our affiliates makes any
                                        representation to you as to the performance of
                                        Citigroup Stock.

                                        We or our subsidiaries may presently or from time to
                                        time engage in business with Citigroup, including
                                        extending loans to, entering into loans with, or making
                                        equity investments in Citigroup or providing advisory
                                        services to Citigroup, including merger and acquisition
                                        advisory services. In the course of such business, we
                                        and/or our subsidiaries may acquire non-public
                                        information with respect to Citigroup, and, in
                                        addition, one or more of our affiliates may publish
                                        research reports with respect to Citigroup. The
                                        statement in the preceding sentence is not intended to
                                        affect the rights of the holders of the Notes under the
                                        securities laws. As a prospective purchaser of a Note,
                                        you should undertake an independent investigation of
                                        Citigroup as in your judgment is appropriate to make an
                                        informed decision with respect to an investment in
                                        Citigroup Stock.

Historical Information................  The following table sets forth the published high and low
                                        Market Prices of Citigroup Stock during 1998, 1999,
                                        2000 and during 2001 through December 4 , 2001. The
                                        Market Price of Citigroup Stock on December 4, 2001 was
                                        $47.83. We obtained the Market Prices and other
                                        information listed below from Bloomberg Financial
                                        Markets and we believe such information to be accurate.
                                        You should not take the historical prices of Citigroup
                                        Stock as an indication of future performance. We cannot
                                        give any assurance that the price of Citigroup Stock
                                        will increase sufficiently to cause the beneficial
                                        owners of the Notes to receive an amount in excess of
                                        the principal amount on any Exchange Date or at
                                        maturity.

                                        Citigroup Stock           High         Low      Dividends
                                        -----------------        -----        ----      ---------
                                        (CUSIP 172967101)
                                        1998
                                        First Quarter............$31.56       $23.53      $0.0625
                                        Second Quarter........... 36.50        29.81       0.0625
                                        Third Quarter............ 36.31        18.75       0.0625
                                        Fourth Quarter........... 26.44        15.88       0.0900

                                        1999
                                        First Quarter............ 32.97        25.16       0.0900
                                        Second Quarter........... 38.16        31.22       0.1050
                                        Third Quarter............ 36.89        31.69       0.1050
                                        Fourth Quarter .......... 43.50        31.59       0.1050


                                             PS-18

                                        Citigroup Stock           High         Low      Dividends
                                        -----------------        -----        ----      ---------
                                        2000
                                        First Quarter............ 46.27        36.00       0.1200
                                        Second Quarter........... 50.34        42.33       0.1200
                                        Third Quarter............ 58.88        46.83       0.1400
                                        Fourth Quarter........... 56.88        46.75       0.1400

                                        2001
                                        First Quarter ........... 56.30        40.60       0.1400
                                        Second Quarter........... 53.55        42.70       0.1400
                                        Third Quarter............ 53.48        36.36       0.1600
                                        Fourth Quarter (through
                                           December 4, 2001)..... 50.81        41.75       0.1600

                                        Historical prices of Citigroup Stock have been adjusted
                                        for a 3-for-2 stock split and a 4-for-3 stock split,
                                        which became effective in the second quarter of 1999
                                        and the third quarter of 2000, respectively.

                                        We make no representation as to the amount of
                                        dividends, if any, that Citigroup will pay in the
                                        future. In any event, as an owner of a Note, you will
                                        not be entitled to receive dividends, if any, that may
                                        be payable on Citigroup Stock.

Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in
                                        part, by us or by one or more of our affiliates in
                                        connection with hedging our obligations under the
                                        Notes. See also "Use of Proceeds" in the accompanying
                                        prospectus.

                                        On the date of this pricing supplement, we, through our
                                        subsidiaries or others, hedged our anticipated exposure
                                        in connection with the Notes by taking positions in
                                        Citigroup Stock and other instruments. Purchase
                                        activity could have potentially increased the price of
                                        Citigroup Stock, and therefore have effectively
                                        increased the level to which Citigroup Stock must rise
                                        before you would receive an amount of Citigroup Stock
                                        worth as much as or more than the principal amount of
                                        your Notes on any Exchange Date. Through our
                                        subsidiaries, we are likely to modify our hedge
                                        position throughout the life of the Notes by purchasing
                                        and selling Citigroup Stock, options contracts on
                                        Citigroup Stock listed on major securities markets or
                                        positions in any other available securities or
                                        instruments that we may wish to use in connection with
                                        such hedging activities. Although we have no reason to
                                        believe that our hedging activities or other trading
                                        activities had, or will in the future have, a material
                                        impact on the price of Citigroup Stock, we cannot give
                                        any assurance that we did not, or in the future will
                                        not, affect such price as a result of our hedging or
                                        trading activities.

Supplemental Information
Concerning Plan of Distribution.......  Under the terms and subject to conditions contained in the U.S. distribution agreement referred to in the
                                        prospectus supplement under "Plan of Distribution," the
                                        Agent, acting as principal for its own account, has
                                        agreed to purchase, and we have agreed to sell, the
                                        principal amount of Notes set forth on the cover of
                                        this pricing


                                             PS-19


                                        supplement. The Agent proposes initially to offer the
                                        Notes directly to the public at the public offering
                                        price set forth on the cover page of this pricing
                                        supplement, plus original issue discount, if any, from
                                        the Original Issue Date. We expect to deliver the Notes
                                        against payment therefor in New York, New York on
                                        December 11, 2001. After the initial offering of the
                                        Notes, the Agent may vary the offering price and other
                                        selling terms from time to time.

                                        In order to facilitate the offering of the Notes, the
                                        Agent may engage in transactions that stabilize,
                                        maintain or otherwise affect the price of the Notes or
                                        Citigroup Stock. Specifically, the Agent may sell more
                                        Notes than it is obligated to purchase in connection
                                        with the offering or may sell Notes or Citigroup Stock
                                        it does not own, creating a naked short position in the
                                        Notes or Citigroup Stock, respectively, for its own
                                        account. The Agent must close out any naked short
                                        position by purchasing the Notes or Citigroup Stock in
                                        the open market. A naked short position is more likely
                                        to be created if the Agent is concerned that there may
                                        be downward pressure on the price of the Notes or
                                        Citigroup Stock in the open market after pricing that
                                        could adversely affect investors who purchase in the
                                        offering. As an additional means of facilitating the
                                        offering, the Agent may bid for, and purchase, Notes or
                                        Citigroup Stock in the open market to stabilize the
                                        price of the Notes. Any of these activities may raise
                                        or maintain the market price of the Notes above
                                        independent market levels or prevent or retard a
                                        decline in the market price of the Notes. The Agent is
                                        not required to engage in these activities, and may end
                                        any of these activities at any time. See "--Use of
                                        Proceeds and Hedging" above.

ERISA Matters for Pension Plans and
Insurance Companies...................  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974, as amended
                                        ("ERISA") (a "Plan"), should consider the fiduciary
                                        standards of ERISA in the context of the Plan's
                                        particular circumstances before authorizing an
                                        investment in the Notes. Accordingly, among other
                                        factors, the fiduciary should consider whether the
                                        investment would satisfy the prudence and
                                        diversification requirements of ERISA and would be
                                        consistent with the documents and instruments governing
                                        the Plan.

                                        In addition, we and certain of our subsidiaries and
                                        affiliates, including MS & Co. and Morgan Stanley DW
                                        Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"),
                                        may each be considered a "party in interest" within the
                                        meaning of ERISA, or a "disqualified person" within the
                                        meaning of the Internal Revenue Code of 1986, as
                                        amended (the "Code"), with respect to many Plans, as
                                        well as many individual retirement accounts and Keogh
                                        plans (also "Plans"). Prohibited transactions within
                                        the meaning of ERISA or the Code would likely arise,
                                        for example, if the Notes are acquired by or with the
                                        assets of a Plan with respect to which MS & Co., MSDWI
                                        or any of their affiliates is a service provider,
                                        unless the Notes are acquired pursuant to an exemption
                                        from the "prohibited


                                             PS-20


                                        transaction" rules. A violation of these "prohibited
                                        transaction" rules may result in an excise tax or other
                                        liabilities under ERISA and/or Section 4975 of the Code
                                        for such persons, unless exemptive relief is available
                                        under an applicable statutory or administrative
                                        exemption.

                                        The U.S. Department of Labor has issued five prohibited
                                        transaction class exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect prohibited
                                        transactions resulting from the purchase or holding of
                                        the Notes. Those class exemptions are PTCE 96-23 (for
                                        certain transactions determined by in-house asset
                                        managers), PTCE 95-60 (for certain transactions
                                        involving insurance company general accounts), PTCE
                                        91-38 (for certain transactions involving bank
                                        collective investment funds), PTCE 90-1 (for certain
                                        transactions involving insurance company separate
                                        accounts) and PTCE 84-14 (for certain transactions
                                        determined by independent qualified asset managers).

                                        Because we may be considered a party in interest with
                                        respect to many Plans, the Notes may not be purchased
                                        or held by any Plan, any entity whose underlying assets
                                        include "plan assets" by reason of any Plan's
                                        investment in the entity (a "Plan Asset Entity") or any
                                        person investing "plan assets" of any Plan, unless such
                                        purchaser or holder is eligible for exemptive relief,
                                        including relief available under PTCE 96-23, 95-60,
                                        91-38, 90-1 or 84-14 or such purchase and holding is
                                        otherwise not prohibited. Any purchaser, including any
                                        fiduciary purchasing on behalf of a Plan, or holder of
                                        the Notes will be deemed to have represented, in its
                                        corporate and fiduciary capacity, by its purchase and
                                        holding thereof that it either (a) is not a Plan or a
                                        Plan Asset Entity and is not purchasing such securities
                                        on behalf of or with "plan assets" of any Plan or (b)
                                        is eligible for exemptive relief or such purchase or
                                        holding is not prohibited by ERISA or Section 4975 of
                                        the Code.

                                        Under ERISA, assets of a Plan may include assets held
                                        in the general account of an insurance company which
                                        has issued an insurance policy to such plan or assets
                                        of an entity in which the Plan has invested.
                                        Accordingly, insurance company general accounts that
                                        include assets of a Plan must ensure that one of the
                                        foregoing exemptions is available. Due to the
                                        complexity of these rules and the penalties that may be
                                        imposed upon persons involved in non-exempt prohibited
                                        transactions, it is particularly important that
                                        fiduciaries or other persons considering purchasing the
                                        Notes on behalf of or with "plan assets" of any Plan
                                        consult with their counsel regarding the availability
                                        of exemptive relief under PTCE 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        In addition to considering the consequences of holding
                                        the Notes, employee benefit plans subject to ERISA (or
                                        insurance companies deemed to be investing ERISA plan
                                        assets) purchasing the Notes should also consider the
                                        possible implications of owning Citigroup Stock upon
                                        exchange of the Notes (other than in the case of an
                                        exchange with respect to which we elect to pay cash).
                                        Purchasers


                                             PS-21


                                        of the Notes have exclusive responsibility for ensuring
                                        that their purchase and holding of the Notes do not
                                        violate the prohibited transaction rules of ERISA or
                                        the Code.

United States Federal Income Taxation.  The Notes are Optionally Exchangeable Notes and investors should refer to the discussion under "United States
                                        Federal Taxation--Notes--Optionally Exchangeable Notes"
                                        in the accompanying prospectus supplement. In
                                        connection with the discussion thereunder, we have
                                        determined that the "comparable yield" is an annual
                                        rate of 5.303% compounded semi-annually. Based on our
                                        determination of the comparable yield, the "projected
                                        payment schedule" for a Note (assuming a par amount of
                                        $1,000 or with respect to each integral multiple
                                        thereof) consists of the semi- annual coupons and an
                                        additional projected amount due at maturity, equal to
                                        $1,406.56.

                                        The comparable yield and the projected payment schedule
                                        are not provided for any purpose other than the
                                        determination of United States Holders' interest
                                        accruals and adjustments in respect of the Notes, and
                                        we make no representation regarding the actual amounts
                                        of the payments on a Note.


                                             PS-22

                                                                         ANNEX A


                          OFFICIAL NOTICE OF EXCHANGE

                                          Dated: [On or after December 16, 2009]

Morgan Stanley Dean Witter & Co.        Morgan Stanley & Co. Incorporated, as
1585 Broadway                             Calculation Agent
New York, New York 10036                1585 Broadway
                                        New York, New York 10036
                                        Fax No.: (212) 761-0674
                                        (Attn: Meghan Maloney)
Dear Sirs:

     The undersigned holder of the Medium Term Notes, Series C, Senior Fixed Rate Notes, Exchangeable Notes due December 30, 2009 (Exchangeable for Shares of Common Stock of Citigroup Inc.) of Morgan Stanley Dean Witter & Co. (CUSIP No. 617446GY9) (the "Notes") hereby irrevocably elects to exercise with respect to the principal amount of the Notes indicated below, as of the date hereof (or, if this letter is received after 11:00 a.m. on any Trading Day, as of the next Trading Day), provided that (i) such day falls during the period beginning December 16, 2009 and ending on the Final Exchange Date and (ii) the Notes have not been called, the Exchange Right as described in Pricing Supplement No. 59 dated December 4, 2001 (the "Pricing Supplement") to the Prospectus Supplement dated January 24, 2001 and the Prospectus dated January 24, 2001 related to Registration Statement No. 333-47576. Terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon Morgan Stanley will deliver, at its sole option, shares of the common stock of Citigroup Inc. or cash on the third business day after the Exchange Date in accordance with the terms of the Notes, as described in the Pricing Supplement.

     The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the principal amount of the Notes indicated below its signature (and attaches evidence of such ownership as provided by the undersigned's position services department or the position services department of the entity through which the undersigned holds its Notes) and (ii) it will cause the principal amount of Notes to be exchanged to be transferred to the Trustee on the Exchange Settlement Date.


                                        Very truly yours,


                                        ----------------------------------------
                                        [Name of Holder]

                                        By:
                                          --------------------------------------
                                          [Title]

                                        ----------------------------------------
                                        [Fax No.]

                                        $
                                         ---------------------------------------
                                        Principal Amount of Notes to be
                                        surrendered for exchange

Receipt of the above Official
Notice of Exchange is hereby acknowledged
MORGAN STANLEY DEAN WITTER & CO., as Issuer
MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent
By MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By:
   -----------------------------------------------
   Title:

Date and time of acknowledgment
                               -------------------